UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011 (May 20, 2011)

SUMMIT HOTEL PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54273	27-2966616
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 South Minnesota Avenue, Suite 6
Sioux Falls, South Dakota 57105
(Address of Principal Executive Offices) (Zip Code)

(605) 361-9566
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In May 2011, ING Investment Management, LLC (“ING”) notified Summit Hotel Properties, Inc. (the “Company”) that ING was exercising its contractual right to declare the entire principal balance and accrued but unpaid interest on its loan to the Company, which had an outstanding principal balance of approximately $28.3 million as of June 30, 2011, to become due and payable on January 1, 2012.  As previously disclosed, ING has the contractual right to call the loan at January 1, 2012, January 1, 2017 and January 1, 2022.  On October 3, 2011, the Company and ING agreed to a non-binding term sheet pursuant to which the Company plans to refinance and consolidate that loan and its other three loans with ING, which four loans collectively had an aggregate outstanding principal balance of approximately $71.0 million as of June 30, 2011, into a single 7-year term loan with a principal balance of $67.5 million, amortized over 20 years and bearing an annual interest rate of 6.10%, collateralized by first mortgages on 16 of the Company’s hotel properties containing an aggregate of 1,639 guestrooms.  After taking into account the continuing amortization of the existing loans through closing and the proceeds of the new loan, the Company expects to fund at closing approximately $1.0 million of principal paydown with available cash or a draw on its revolving credit facility.  The Company is working with ING to complete final documentation for this new loan structure prior to January 1, 2012 and expects that the new loan will be funded by the end of the first quarter of 2012.  However, the Company can give no assurances that it will be able to refinance the four ING loans or any of them on these terms within the expected timeframe or at all.

The $28.3 million loan with ING described above was included in the amount shown as debt obligations due in less than one year previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed on August 15, 2011 (as amended on August 31, 2011).

Item 7.01.	Regulation FD Disclosure.

On October 14, 2011, the Company issued a press release announcing the acceleration and the refinancing described under Items 2.04 and 8.01, respectively, of this Current Report on Form 8-K.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

In addition to the ING loans that the Company expects to refinance as described in Item 2.04 above, since June 30, 2011, the Company has modified or refinanced approximately $43.0 million in outstanding principal balance of indebtedness.  On August 12, 2011, the Company modified all three of its General Electric Capital Corp. (“GECC”) loans, which had an aggregate outstanding principal balance at June 30, 2011 of approximately $30.3 million.  After giving effect to the modification, the GECC loans, which amortize over 20 or 25 years with balloon payments of approximately $10.2 million on April 1, 2014, approximately $6.3 million on April 1, 2018 and approximately $8.6 million on March 1, 2019, now bear a rate of interest equal to 90-day LIBOR plus 3.50%.  On September 30, 2011, the Company refinanced its Bank of the Cascades loan, which had an outstanding principal balance at June 30, 2011 of approximately $12.6 million, to have a new maturity date of September 30, 2021 and a fixed interest rate of 4.66% through September 29, 2016 and a fixed interest rate thereafter based on the then-current Federal Home Loan Bank of Seattle Intermediate/Long-Term, Advances Five-year Fixed Rate plus 3.00%.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

99.1—Press release issued October 14, 2011.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relate to the Company’s ability to obtain new financing and complete refinancings of existing debt. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information.

These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

		By:	/s/ Christopher R. Eng
Christopher R. Eng
Date:	October 14, 2011		Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP
(Registrant)

		By:	SUMMIT HOTEL GP, LLC,
its General Partner

		By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

		By:	/s/ Christopher R. Eng
Christopher R. Eng
Date:	October 14, 2011		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued October 14, 2011.